Exhibit 99.1

Axogen, Inc. Announces Planned Retirement of Greg Freitag and

Appoints Brad Ottinger as General Counsel and Chief Compliance Officer

Freitag will continue as member of board of directors and

serve as special counsel in transitional role through October

ALACHUA, FL – June 1, 2020 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for damage or discontinuity to peripheral nerves, today announced the appointment of Brad Ottinger as General Counsel and Chief Compliance Officer. He is a proven executive with more than 25 years of experience in legal, compliance, and HR/administrative functions of both public companies and private firms. Ottinger has extensive experience in the medical device industry and holds professional certifications in corporate compliance and ethics. He will assume the duties of Greg Freitag who retired from his position as General Counsel today. Freitag will continue as a member of the Company’s Board of Directors and assume the role of Special Counsel during a transition period expected through October 2020.

“Greg has been instrumental in Axogen’s success and we thank him for helping to build the company into the industry leader we are today,” said Karen Zaderej, chairman, CEO, and president of Axogen. “As CEO of our reverse merger partner LecTech, Greg joined Axogen’s executive team in 2011 and his leadership, informed insights, and positive attitude have had a meaningful impact on our operations ever since. I am thankful we will continue to benefit from his thoughtful counsel as he remains a valued member of our board of directors.”

Ottinger’s appointment is effective today, June 1, 2020. He will report directly to Zaderej and be responsible for all legal and compliance activities for Axogen.

“We are excited to welcome Brad to our executive team, his knowledge of corporate compliance and experience leading med tech legal teams will be valuable as we continue to grow both our business and the nerve repair market,” commented Zaderej. “Brad’s skills will be a great complement and addition to the breadth of knowledge and experience within our leadership team.”

Prior to joining Axogen,  Ottinger served as Vice  President, General Counsel, Chief Administrative Officer and Secretary of MicroPort Orthopedics Inc., a manufacturer of total hip and knee implants. He had previously served as  Vice President of Legal, Compliance and Human Resources at MicroPort. Before joining MicroPort, he was Associate General Counsel for Buckeye Technologies Inc. While at Buckeye Technologies Ottinger provided a span of legal services with a primary focus on corporate transactions. Prior to joining Buckeye Technologies, Ottinger’s private practice included extensive work in business/corporate services and ethics and compliance for international and domestic clients. Ottinger holds a J.D. from Washington University in St. Louis, an M.Ed. from Vanderbilt University, and a B.A. in Liberal Arts from the Pennsylvania State University.

“I look forward to joining the highly regarded team at Axogen,” said Ottinger. “I am impressed with the drive and passion of the people I’ve met there and look forward to contributing to achieving the company’s mission to improve quality of life for patients with peripheral nerve injuries.”

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard® Nerve Cap, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive® Soft Tissue Membrane, a processed human umbilical cord intended for surgical use as a resorbable soft tissue barrier. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, South Korea, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,”

“intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements related to the expected impact of COVID-19 on our business, statements regarding our growth, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this press release should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

Contact: Axogen, Inc. Peter Mariani, Chief Financial Officer InvestorRelations@axogeninc.com